                                                                     EXHIBIT 5.1

                                 Form of Opinion

                       [Letterhead of Shearman & Sterling]



                                    [ ], 2003



Board of Directors
Delphi Corporation
5725 Delphi Drive
Troy, Michigan  48098



                               Delphi Corporation


         We have acted as counsel for Delphi Corporation ("Delphi") in connection with the preparation of a registration statement on Form S-3 and Form S-11 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of 13,800,000 shares of Delphi Property Inc.'s (the "REIT") [ ]% Non-cumulative Exchangeable Perpetual Series A Preferred Securities, liquidation preference $25 per share, par value $0.10 per share (the "Series A Preferred Stock") and 13,800,000 shares of Delphi's [ ]% Series AA Preferred Stock, par value $0.10 per share (the "Series AA Preferred Stock"). The Series A Preferred Stock will be automatically exchanged into Series AA Preferred Stock on a share-for-share basis upon the occurrence of an exchange event pursuant to the terms of an Exchange Agreement among the REIT, Delphi Properties Holdings, LLC and Delphi, dated [ ], 2003, as further described in the Registration Statement.

         In our capacity as counsel to Delphi, we have examined (i) the Registration Statement; (ii) the Exchange Agreement; (iii) the Certificate of Designations in respect of the Series AA Preferred Stock; and (iv) the originals, or copies identified to our satisfaction, of such corporate records of Delphi, and other persons, and such other documents, agreements and instruments as we have deemed necessary as the basis for the opinion hereinafter expressed.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Delphi and others.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Series AA Preferred Stock has been duly authorized and, if, as and when exchanged for Series A Preferred Stock in accordance with the Registration Statement and the related prospectus and the terms of the Exchange Agreement, will have been legally issued, and be fully paid and non-assessable shares of Delphi.

         We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under "Legal Matters" in the prospectus included as part of the Registration Statement.



                                                   Yours truly,

                                                                     EXHIBIT 5.1
                                                                         to S-11


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                      DRAFT - SUBJECT TO REVIEW AND CHANGE








                                                                     FILE NUMBER
                                                                        081933

                                _______ __, 2003

Delphi Properties, Inc.
5725 Delphi Drive
Troy, Michigan  48098

                  Re:      Registration Statement on Form S-11

Ladies and Gentlemen:

                  We have served as Maryland counsel to Delphi Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 13,800,000 shares (the "Shares") of Series A non-cumulative preferred stock, $.10 par value per share, of the Company (the "Series A Preferred Stock"), to be issued by the Company in an underwritten public offering, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), to be filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement, substantially in the form in which it was transmitted to the Commission for filing pursuant to the 1933 Act;

                  2. The charter of the Company, as amended and restated (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, as amended and restated, certified as of the date hereof by an officer of the Company;

Delphi Properties, Inc.
________ ______,2003
Page 2




                  4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  5. Resolutions adopted by the Board of Directors of the Company (a) authorizing the filing of the Registration Statement and (b) authorizing the sale and issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Delphi Properties, Inc.
________ ______,2003
Page 3




                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and in the manner described in the Registration Statement, the Shares will be (assuming that, upon issuance, the total number of shares of Series A Preferred Stock issued and outstanding will not exceed the total number of shares of Series A Preferred Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                Very truly yours,